UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021
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PhaseBio Pharmaceuticals, Inc.
(Exact name of registrant as specified in its Charter)
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Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30 Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

(610) 981-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PHAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.
On June 16, 2021, PhaseBio Pharmaceuticals, Inc. (the “Company”) entered into a sublicense agreement (the “Alfasigma Sublicense”) with Alfasigma S.p.A. (“Alfasigma”), under which the Company granted to Alfasigma exclusive rights to develop, use, sell, have sold, offer for sale and import any product comprised of or containing bentracimab (the “Licensed Products”) in the European Union and the European Economic Area, as well as the United Kingdom, Russia, Ukraine and certain other countries within the Commonwealth of Independent States, Europe and central Asia (the “Territory”). In addition, the Company granted to Alfasigma an exclusive, royalty-bearing sublicense under certain patent rights and know-how owned or controlled by the Company with respect to bentracimab, including certain patent rights and know-how licensed to the Company from MedImmune Limited (a wholly-owned subsidiary of AstraZeneca) (“MedImmune”) pursuant to a license dated November 21, 2017 (the “AZ License”). The out-licensed patent rights are generally directed to antibodies that bind to ticagrelor and methods of use and include one pending application in the European Patent Office and one pending application in the Russian Federation which, if issued, are expected to expire in 2035.
Under the terms of the Alfasigma Sublicense, Alfasigma will be required to pay the Company:
•an upfront fee of $20.0 million;
•up to $35.0 million upon the achievement of certain regulatory milestones;
•up to $190.0 million upon the achievement of certain commercial milestones; and
•royalty payments in the low double-digit to mid-twenty percentages on net sales of Licensed Products.
With respect to the up to $35.0 million of regulatory milestone payments: (i) $10.0 million is payable following acceptance by the European Medicines Authority (“EMA”) of the filing of the first drug approval application for a Licensed Product; (ii) $12.5 million is payable following achievement of conditional regulatory approval from the EMA; and (iii) the remaining $12.5 million is payable following achievement of unconditional regulatory approval from the EMA allowing for prescribing of a Licensed Product for the reversal of the antiplatelet effects of ticagrelor in both (a) patients with uncontrolled major or life-threatening bleeding and (b) patients requiring urgent surgery or an invasive procedure.
Under the Alfasigma Sublicense, the Company is responsible for developing the Licensed Products and securing regulatory approval with the EMA and the Medicines and Healthcare products Regulatory Agency (the “MHRA”), including in accordance with the Company’s existing Co-Development Agreement (the “Co-Development Agreement”) with SFJ Pharmaceuticals X Limited (“SFJ”), after which any marketing authorizations will be assigned to Alfasigma. Alfasigma is obligated to obtain and maintain any regulatory approvals necessary to market and sell the Licensed Products (including pricing approvals and post-marketing commitments) and is also responsible for securing regulatory approval in countries outside of Europe and the United Kingdom. The Company and Alfasigma will form a joint steering committee to oversee and manage the development and commercialization of the Licensed Products in the Territory. The Company maintains its right, but not obligation, to control prosecution of the out-licensed patents.
The Alfasigma Sublicense excludes any right to manufacture the Licensed Products, and the Company will supply Alfasigma’s requirements for Licensed Product at cost, at a price not to exceed certain agreed amounts. A summary of the terms on which the Company will supply the Licensed Products to Alfasigma is annexed to the Alfasigma License and the Company and Alfasigma will enter into a supply agreement on which the Company will supply the Licensed Product. In the event the Company fails to supply the Licensed Products to Alfasigma, the remedies under the supply agreement will include proportional allocation and potential technology transfer, if such failure is long-term.
Unless earlier terminated, the Alfasigma Sublicense automatically expires, with respect to each Licensed Product and each country in the Territory, on the latest of (1) the tenth anniversary of the first commercial sale of such Licensed Product in such country, (2) the expiration of the last out-licensed patent of such Licensed Product in such country and (3) the expiration of regulatory exclusivity, if any, of such Licensed Product in such country.
The Alfasigma Sublicense contains, among other provisions, representation and warranties, indemnification obligations, confidentiality, publicity, audit and inspection, and intellectual property sharing provisions in favor of each party that are customary for an agreement of this nature.
In connection with the Alfasigma Sublicense, on June 16, 2021, the Company and Alfasigma entered into an Acknowledgement of Grant of Sublicense with MedImmune (the “Acknowledgment of Grant”), which provides for, among other things, a potential assignment of the Alfasigma Sublicense from the Company to MedImmune or a potential assignment of the AZ License from the Company to Alfasigma, in either case in the event that the Company breaches certain obligations under the AZ License that are not cured or remedied and SFJ has grounds to execute a “Program Transfer” (as defined in the Co-Development Agreement) but elects not to do so.

The foregoing summaries of the Alfasigma Sublicense and the Acknowledgement of Grant are not complete and are qualified in their entirety by reference to the text of the Alfasigma Sublicense and the Acknowledgement of Grant, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Item 7.01 Regulation FD Disclosure.
On June 17, 2021, the Company issued a press release (the “Press Release”) announcing the Alfasigma Sublicense. A copy of this Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (the “Form 8-K”) and is incorporated herein by reference.
The information contained in this Item 7.01 of the Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 17, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: June 17, 2021	By:	/s/ John P. Sharp
John P. Sharp
Chief Financial Officer